Exhibit 3.2

November 19, 2007

BY-LAWS
OF
NU HORIZONS ELECTRONICS CORP.
(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

SECTION 2. Annual Meetings. The annual meeting of stockholders shall be held on the date and at the time fixed from time to time within thirteen (13) months after the date of the preceding annual meeting by the Board of Directors, by a resolution adopted by the affirmative vote of a majority of the total number of directors determined from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

SECTION 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

SECTION 4.  Notice of Meetings. Written notice of each meeting of the stockholders stating place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state it general terms the purpose or purposes for which the meeting is called and no other business shall be transacted there at except as stated in such notice.

SECTION 5. Quorum; Adjournments of Meetings. The holders of the issued and outstanding shares of the capital stock of- the corporation entitled to cast a majority of the votes entitled to be cast by the holders of all classes of capital stock of the corporation entitled to vote generally in elections of directors, considered for this purpose as one class, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the votes entitled to be cast by the holders of all classes of the corporation's capital stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

SECTION 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the boobs of the corporation. Except as otherwise required by statute, the Certificate of incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

SECTION 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers. Except as provided in the Certificate of Incorporation or these By-Laws, the affairs, business and property of the Corporation shall be :managed and controlled by the Hoard of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number of Directors. The number of directors of the corporation shall not be less than three nor more than eleven, and may be changed from time to time by action of not less than a majority of the members of the Board then in office. Whenever the words "whole Board", "entire Board" or "total number of directors" are used in these By-Laws, such words shall mean the number of directors fixed by the Beard and then in effect in accordance with the provisions of the Certificate of Incorporation or these By-Laws.

SECTION 3. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual -meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuring year and the transaction of such other business as may be brought before such meeting.

SECTION 4. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the Vice Chairman of the board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

SECTION 6.  Attendance by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear, each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any meeting at which one or more members of the Board of Directors or of any committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

SECTION 7.  Quorum; Vote. A majority of the directors then in office shall constitute a quorum, for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

SECTION 8.  Compensation. A director or member of a committee may serve the Corporation in any other capacity and receive compensation therefor. Each director or member of a committee, other than directors who are officers or employees of the Corporation, may receive for his services as director or member of a committee, compensation (whether in the form of attendance fees, fixed remuneration, or otherwise) in such amount as may be fixed from time to time by the Board of Directors, in addition to reimbursement of traveling or like expenses.

ARTICLE III

COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman. The Board may also designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. Except as provided in Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and the Executive Committee may authorize the seal of the corporation to be affixed to all papers which may require it.

SECTION 2. Other Committees. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the board, may be designated as committees of the Board.

SECTION 3. Quorum and Discharge. A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

SECTION 4. Powers of Committees. No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the By-Laws of the Corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers. The Executive Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the corporation of any class or any series of any class.

SECTION 5. Committee Meetings. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, President of the Corporation, Chairman of the committee or any two members of any such committee. Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each committee member. Except as otherwise specified in the notice thereof or as required by law, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the Corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all corporation records.

ARTICLE IV

OFFICERS

SECTION 1. Number and Designation. The Board of Directors shall elect as executive officers a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and there may be one or more Vice Chairmen of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers, as the Board of Directors may deem necessary. The Chairman of the Board, the Vice Chairman of the board and the President shall be elected from among the Directors. Any two offices may be held by one person, but in any case where the By-Laws or resolutions of the Board of Directors provide for the signature of the incumbents of two or more officers: of the Corporation upon the certificates of stock, notes, checks or other instruments or documents issued by they Corporation, no one person shall sign in more than one capacity. The-executive officers shall be elected annually by the Board of Directors at its first meeting following the annual election of directors, but in the event of the failure of the Board so to elect any executive officer, such executive officer may be elected at any subsequent meeting of the Board of Directors. The Board of Directors may at any meeting elect additional Vice Presidents. Each executive officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his term of office through death, resignation, removal or otherwise. Any vacancy in an executive office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.

SECTION 2(a) The Chairman of the Board. The Chairman of the Board shall be the principal executive officer of the Corporation, and, subject to the Board of Directors, shall have general direction, supervision and management of the business and affairs of the corporation. The Chairman of the Board (i) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe; (ii) may execute contracts and other instruments in the name of the corporation, and appoint and discharge agents and employees; and (iii) shall preside at all meetings of the stockholders and of the Board of Directors.

SECTION 2(b) Vice Chairman of the Board. The Vice Chairman of the Board shall assist the Chairman of the Board in the performance of the duties of chief executive officer, and, subject to the Board of Directors, shall have such of the powers and duties of the chief executive officer of the Corporation as shall be delegated by the Chairman of the Board. The Vice Chairman of the Board, or if more than one, the vice Chairmen of the Board, (i) to the extent empowered by the Board, shall perform the duties of the Chairman of the board in the absence of the Chairman of the Board, or in the event of his inability to act; (ii) shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe, and (iii) may also execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees.

SECTION 2(c) President. The President shall be the principal operations officer of the Corporation, and, subject to the Board of Directors, the Chairman of the Board and the Vice Chairman of the Board, shall direct the operations of the Corporation. The President (i) shall have such other powers and perform such .-other duties as the Board of Directors may from time to time'-prescribe; (ii) in the absence of an/or in the event of the inability of both the Chairman of the Board and the Vice Chairman of the Board to act, shall perform the duties of the Chairman of the Board: (iii) may also execute contracts and other instruments in the name of the Corporation, and appoint and discharge agents and employees; and (iv) except as herein otherwise provided, shall perform all other duties incident to the office of President.

SECTION 3. Vice Presidents. Whenever there is more than one Vice President, the Hoard of Directors shall decide upon the order of their seniority and may designate one or more to be executive Vice Presidents. In the absence or inability to act of the President, or if the office of President be vacant, the Vice Presidents, in order to seniority, subject to the right of the Board of Directors from time to time to extend or confine such powers and duties, may exercise all the powers of the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors.

SECTION 4. Treasurer. The Treasurer, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or assign them to others, shall have general supervision over the care and custody of the funds and securities of the corporation and shall deposited in the name of the Corporation in such bank or banks, trust company or trust companies, and in such safe deposit company or companies or invested in securities of such money market fund or funds, as the Board of Directors or the executive committee may designate, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

SECTION 5. Secretary. The Secretary, subject to the right of the Board of Directors from time to time to extend or confine his powers and duties or to assign them to others, shall act as Secretary of all meetings of the stockholders and of the Board of Directors at which he is present, shall have supervision over the giving and serving of notices of the Corporation, shall be  the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to documents, execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, shall exercise the powers and perform the duties usually incident to the office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. The Secretary shall, if the law so provides, be sworn to the faithful discharge of his duties.

SECTION 6. Other Officers. The Assistant Secretaries, the Assistant Treasurers and all other officers shall hold office during the pleasure of the Board of Directors and shall exercise such powers and perform such duties as may be assigned to each by the Board of Directors.

SECTION 7. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

SECTION 8. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Vice Chairman and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors from time to time, may confer like powers upon any other person or persons.

ARTICLE V

CAPITAL STOCK

SECTION 1. Certificates for Stock. Each holder of stock represented by certificates shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the Chairman, the Vice Chairman, the President, or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by such stockholder. Any or all of the signatures on the certificates may be a facsimile.

In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, Transfer Agent or Registrar at the date of issue.

All certificates of each class or series shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate shall certify the name of the Person owning the shares represented thereby, with the number of shares and the date of issue. The names and addresses of all persons owning shares of the Corporation, with the number of shares owned by each and the date or dates of issue of the shares held by each, shall be entered in the books of the Corporation kept for that purpose by the proper officers, agents or employees of the Corporation.

SECTION 2. Transfer of Stock. Shares of stock represented by certificates shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender for cancellation of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, issuance of new equivalent uncertificated shares or certificated shares (as applicable) shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates or one or more uncertificated shares (as applicable) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the Person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion and as a condition precedent to the issuance of any such new certificate or certificates or one or more uncertificated shares, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such Person's legal representative, advertise the same in such manner as the Board shall require and/or give the Corporation and its Transfer Agent or Agents, Registrar or Registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation and its Transfer Agent or Agents, Registrar or Registrars, and that the owner requesting such new certificate or certificates or one or more uncertificated shares obtain a final order or decree of a court of competent jurisdiction as such owner's right to receive such new certificate or certificates or one or more uncertificated shares.

ARTICLE VI

MISCELLANEOUS

SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of Incorporation.

SECTION 2. Fiscal, Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

ARTICLE VII

AMENDMENT

The Board of Directors shall have the power to make, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

ARTICLE VIII

INDEMNIFICATION

The Corporation may indemnify any director, officer, employee or agent of the Corporation to the full extent permitted by law.